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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 25, 1998


                           Concorde Gaming Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Colorado                        0-8698               84-0716683
-------------------------------         ------------        -------------------
(State or Other Jurisdiction of         (Commission           (IRS Employer
        Incorporation)                  File Number)        Identification No.)



                                3290 Lien Street
                         Rapid City, South Dakota 57702
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (605) 341-7738


                                 Not Applicable
                         -------------------------------
                         (Former Name or Former Address,
                          if Changed since last report)





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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) Effective August 25, 1998, the Company dismissed KPMG Peat Marwick LLP ("KPMG") as its independent accountant. During the past two fiscal years, KPMG's report on the Company's financial statements contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company's decision was approved by the board of directors on August 25, 1998. During the past two fiscal years and for each subsequent interim period and through August 25, 1998, the Company experienced no disagreement with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of such disagreement in connection with its report.

(b) Effective August 25, 1998, the Company engaged McGladrey & Pullen LLP as the Company's independent accountant. During the last two fiscal years and each subsequent interim period, the Company did not consult with McGladrey & Pullen LLP on any matter.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits.

          16.  Letter on Change in Certifying Accountant.


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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CONCORDE GAMING CORPORATION


Date:  August 27, 1998             By:  /s/ David L. Crabb
                                        ----------------------------------------
                                        David L. Crabb, Chief Financial Officer



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                                 EXHIBIT INDEX

EXHIBIT
  NO.                        DESCRIPTION
-------                      -----------
  16                   Letter on Change in Certifying Accountant.